UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

SCHEDULE 14A

_______________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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Ecoark Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3333 S. Pinnacle Hills Parkway
Suite 220
Rogers, Arkansas 72758
(479) 259-2977
www.ecoarkusa.com

2017 PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING

Tuesday, June 13, 2017	10:00 A.M. (Central)

www.virtualshareholdermeeting.com/EARK

ECOARK HOLDINGS, INC.
3333 S. Pinnacle Hills Parkway
Suite 220
Rogers, Arkansas 72758
(479) 259-2977

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 13, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Ecoark Holdings, Inc. (the “Company”) will be a virtual meeting held on June 13, 2017 at 10:00 a.m. (Central time) for the following purposes, all of which are discussed in greater detail in the accompanying proxy statement:

1.       To elect the eight director nominees named in the accompanying proxy statement to serve until the 2018 annual meeting of stockholders and until successors are duly elected or until the earliest of their removal or resignation;

2.       To approve the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan;

3.       To approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.       To select in a non-binding advisory vote the frequency of future advisory votes to approve the compensation of the Company’s named executive officers;

5.       To ratify the appointment of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018; and

6.       To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those stockholders of record as of the close of business on April 18, 2017, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof.

We are pleased to take advantage of the rules of the U.S. Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet. As a result, beginning on May 1, 2017, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how stockholders may obtain a paper copy of our proxy materials.

To make it easier for you to vote, both Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card describe how to use these convenient services.

Your vote is important to us and to our business. Whether or not you plan to participate in the Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS,

Jay Puchir
Rogers, Arkansas May 1, 2017	Chief Executive Officer

Important notice regarding the availability of proxy materials for the 2017 Annual Meeting of Stockholders to be held on June 13, 2017: The Company’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available electronically at www.ecoarkusa.com and www.proxyvote.com.

PROXY SUMMARY

This summary highlights certain information contained elsewhere in the accompanying proxy statement, but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted upon at the Annual Meeting of Stockholders and our fiscal year 2016 performance, please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Unless the context indicates otherwise, we use the terms “Ecoark” and “our” in this summary to refer to Ecoark Holdings, Inc.

Annual Meeting

Date:	June 13, 2017
Time:	10:00 a.m. (Central time)
Location:	Via the Internet: www.virtualshareholdermeeting.com/EARK
Record Date:	Holders of our common stock at the close of business on April 18, 2017

Voting Matters

	Proposals	Required Approval	Board of Directors Recommendation	Page Reference
1.	Election of directors	Plurality of Votes Present	FOR each nominee	6
2.	Approval of the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan	Majority of Votes Cast	FOR	19
3.	Advisory vote to approve executive compensation	Majority of Votes Cast	FOR	26
4.	Advisory vote on the frequency of future advisory votes to approve executive compensation	Majority of Votes Cast	EVERY YEAR	27
5.	Ratification of auditors	Majority of Votes Cast	FOR	28

Director Nominees (see page 7)

The following table contains information about the eight candidates who have been nominated for election to the Board of Directors of Ecoark. Each nominee is currently a director of Ecoark.

		Director	Principal	Financial	Committee Memberships
Name	Age	Since	Occupation	Expert	Audit	Compensation	Nominating
Randy S. May	53	2016*	Chairman of the Board of Ecoark	—	—	—	—
John P. Cahill	62	2016	Counsel at Chadbourne & Parke LLP; Principal at Pataki-Cahill Group LLC	—	—	—
M. Susan Chambers	59	2017	Principal of Chambers Consulting LLC	—	—		—
Terrence D. Matthews	58	2016	Executive Vice-President of JB Hunt Transport Services Inc.	—
Peter Mehring	55	2017	CEO and President of Zest Labs, Inc.	—	—	—	—
Gary Metzger	65	2016*	Product Developer/Manager of Ravago Americas; Lead Director of Ecoark	—
Steven K. Nelson	59	2017	Lecturer at University of Central Arkansas			—	—
Charles Rateliff	64	2016	Chief Financial Officer and Treasurer of Ecoark	—	—	—	—

 Member  Chairperson  Financial Expert

____________

*         Messrs. May and Metzger served on the board of directors of Ecoark, Inc. from 2011 and 2013, respectively, until it effected a reverse acquisition of Ecoark Holdings, Inc. (formerly known as Magnolia Solar Corporation) on March 24, 2017. Messrs. May and Metzger joined the Board effective on April 11, 2016.

3333 S. Pinnacle Hills Parkway
Suite 220
Rogers, Arkansas 72758
(479) 259-2977
www.ecoarkusa.com

PROXY STATEMENT

This proxy statement (this “Proxy Statement”) is being furnished to holders of common stock, $0.001 par value per share, of Ecoark Holdings, Inc. (“Ecoark,” “the Company,” “we,” “our,” and “us”) beginning on May 1, 2017 in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be used at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 13, 2017 at 10:00 a.m. (Central time) and at any postponement or adjournment thereof. The Annual Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/EARK and entering the control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. Because the Annual Meeting is entirely virtual and being webcast live over the Internet, stockholders will not be able to attend the Annual Meeting in person.

Please read this Proxy Statement carefully then vote your shares promptly by telephone, by Internet or by signing, dating and returning your proxy card.

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the Annual Meeting?

The following matters will be presented for stockholder consideration and voting at the Annual Meeting:

•         the election of directors;

•         approval of the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan;

•         an advisory vote on the compensation of our named executive officers;

•         an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers;

•         the ratification of KBL, LLP as our independent registered public accounting firm for the year ending March 31, 2018; and

•         such other business as may properly come before the meeting or any adjournment thereof.

Who is entitled to vote?

Only our stockholders of record at the close of business on the record date for the meeting, April 18, 2017, are entitled to vote at the Annual Meeting. On the record date, we had 42,381,321 shares of common stock issued and outstanding.

Can I access the proxy materials and annual report electronically?

Yes. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 are available online at www.ecoarkusa.com.

How can I attend the Annual Meeting?

Stockholders may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/EARK. While all stockholders will be permitted to attend the Annual Meeting, only stockholders of record and beneficial owners as of the close of business on the record date, April 18, 2017, may vote and ask questions during the Annual Meeting. In order to vote or submit a question during the meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/EARK and will also need the control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of record. If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered the stockholder of record with respect to those shares, and we sent a Notice of Internet Availability of Proxy Materials or a printed set of the proxy materials, together with a proxy card, directly to you.

Beneficial owner of shares held in street name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares held in “street name,” and a Notice of Internet Availability of Proxy Materials or a printed set of the proxy materials, together with a voting instruction form, was forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions in the Notice of Internet Availability of Proxy Materials or on the voting instruction form you received.

How can I vote my shares?

The process for voting your shares depends on how your shares are held. Generally, as discussed above, you may hold shares as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank). As explained above, if you hold shares in “street name,” you are considered to be the “beneficial owner” of those shares.

Voting by record holders. If you are a record holder, you may vote by proxy prior to the Annual Meeting or you may vote during the Annual Meeting by joining the live webcast and following the instructions at www.virtualshareholdermeeting.com/EARK. If you are a record holder and would like to vote your shares by proxy prior to the Annual Meeting, you have three ways to vote:

•         Go to the website www.proxyvote.com and follow the instructions at that website;

•         Call 1-800-690-6903 and follow the instructions provided on the call; or

•         If you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you.

Please note that telephone and Internet proxy voting will close at 10:59 p.m. (Central time) on June 12, 2017. If you received a proxy card in the mail and wish to vote by completing and returning the proxy card via mail, please note that your completed proxy card must be received before the polls close for voting at the Annual Meeting.

Voting by beneficial owners of shares held in “street name.” If your shares are held in the name of a broker, bank, or other nominee (that is, your shares are held in “street name”), you should receive separate instructions from the record holder of your shares describing how to vote.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not join and vote at the Annual Meeting or provide the broker, bank or other nominee that holds your shares with specific voting instructions, then the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered ‘‘routine’’ or ‘‘non-routine’’?

The ratification of the appointment of KBL, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018 (Proposal No. 5) is considered a “routine” matter. Your broker, therefore, may vote your shares in its discretion if you do not provide instructions on how to vote on this routine matter, and no broker non-votes are expected in connection with this proposal.

The election of directors (Proposal No. 1), the approval of the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan (Proposal No. 2), the approval of the compensation of our named executive officers (Proposal No. 3), and the frequency of future advisory votes on named executive officer compensation (Proposal No. 4) are considered “non-routine” matters. Accordingly, a broker may not vote on these proposals without instructions from its customer and broker non-votes may occur with respect to these proposals.

Can I change my vote or revoke my proxy after I return my proxy card or vote online?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. After you submit your proxy or vote online, you may change your vote via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote during the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Secretary of the Company prior to the Annual Meeting at 3333 S. Pinnacle Hills Parkway, Suite 220, Rogers, AR 72758.

What constitutes a quorum?

The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting for the transaction of any business. If a quorum is established, each stockholder entitled to vote at the Annual Meeting will be entitled to one vote, virtually or by proxy, for each share of stock entitled to vote held by such stockholder on the record date, April 18, 2017. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting and will be counted for quorum purposes. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

What are the Board of Directors’ recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this Proxy Statement. In summary, the Board of Directors recommends that you vote:

•         “FOR” each of the director nominees named herein (Proposal No. 1);

•         “FOR” approval of the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan (Proposal No. 2);

•         “FOR” approval of the resolution regarding compensation of our named executive officers (Proposal No. 3);

•         “EVERY YEAR” with respect to the frequency of future advisory votes on named executive officer compensation (Proposal No. 4); and

•         “FOR” the ratification of the appointment of KBL, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018 (Proposal No. 5).

What vote is required to approve each Proposal?

With respect to the election of directors (Proposal No. 1), our bylaws require that each director be elected by a plurality of the votes present at the meeting, either virtually or by proxy. In other words, the eight nominees receiving the greatest number of votes will be elected. You may vote for or abstain from voting for any or all of the director nominees nominated for election at the Annual Meeting and named in this Proxy Statement.

Approval of the 2017 Omnibus Incentive Plan (Proposal No. 2), approval of the compensation of our named executive officers (Proposal No. 3), the frequency of future advisory votes on named executive officer compensation (Proposal No. 4), and ratification of the appointment of KBL, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018 (Proposal No. 5) require the affirmative vote of a majority of votes cast. You may vote for, against or abstain from voting for these proposals. Proposals No. 3 and No. 4, however, are merely advisory and are not binding on the Company, the Board or the Compensation Committee of the Board (the “Compensation Committee”). Despite the fact that Proposals No. 3 and No. 4 are not binding, the Board and the Compensation Committee will take the voting results of the proposals under advisement when making future decisions regarding the Company’s executive compensation program and the frequency of future advisory votes on named executive officer compensation.

Will abstentions and broker non-votes have an impact on the proposals contained in this Proxy Statement?

Abstentions and broker non-votes will be counted to determine whether there is a quorum present at the Annual Meeting, but will not be considered votes cast for voting purposes and thus will have no effect on any of the proposals to be presented at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

Who pays the cost for soliciting proxies by the Board of Directors?

We will bear the cost of soliciting proxies, including the cost of preparing, printing and mailing the materials in connection with the solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, our officers and regular employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

Who is Ecoark?

Ecoark is a Nevada corporation incorporated on November 19, 2007 that has developed over the past three years through key acquisitions described below and organic growth. Ecoark is an innovative, emerging growth company focused on the development and deployment of business solutions and products to the retail, agriculture, and food service end markets. Ecoark has assembled a management team and a portfolio of proprietary, patented technologies to address the waste in operations, logistics and supply chain. Ecoark accomplishes this through two wholly-owned operating subsidiaries, Ecoark, Inc. and Magnolia Solar, Inc., as well as Ecoark, Inc.’s two  operating subsidiaries, Zest Labs, Inc. and Pioneer Products, LLC.

On January 29, 2016, Ecoark (previously known as Magnolia Solar Corporation) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ecoark, Inc., pursuant to which Ecoark, Inc. merged with and into a subsidiary of Ecoark (the “Merger”). Ecoark, Inc. and Magnolia Solar, Inc. continue as the subsidiaries and businesses of Ecoark. From a legal perspective, Magnolia Solar Corporation acquired Ecoark, Inc.; however, in compliance with financial accounting standards, the transaction was accounted for as a “reverse acquisition” in which it was treated as an acquisition of Magnolia Solar Corporation by Ecoark, Inc.

Prior to the completion of the Merger on March 24, 2016, in a special stockholder meeting on March 18, 2016, the Articles of Incorporation of Ecoark were amended to effect (1) a change in the name of the company from Magnolia Solar Corporation to Ecoark Holdings, Inc., (2) a reverse stock split of the common stock by a ratio of one-for-two hundred fifty shares (1 for 250), (3) an increase in the number of authorized shares of common stock, par value $0.001 per share, to 100,000,000, and (4) the creation of 5,000,000 shares of “blank check” preferred stock. After giving effect to the Merger and the issuance of common stock to the stockholders of Ecoark, Inc., the stockholders of Ecoark, Inc. received approximately 95% of the shares of Ecoark’s common stock.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The number of directors that serve on the Board of Directors is currently set at eight and may be fixed from time to time by the Board in the manner provided in our bylaws. In accordance with our bylaws, directors are elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier removal, resignation or death.

Director Nominees

Name	Age	Positions Held with the Company	Director of the Company Since
Randy S. May	53	Chairman of the Board	2016*
John P. Cahill	62	Director	2016
M. Susan Chambers	59	Director	2017
Terrence D. Matthews	58	Director	2016
Peter Mehring	55	CEO and President of Zest Labs, Inc. and Director	2017
Gary Metzger	65	Lead Director	2016*
Steven K. Nelson	59	Director	2017
Charles Rateliff	64	Chief Financial Officer, Treasurer and Director	2016

____________

*         Messrs. May and Metzger served on the board of directors of Ecoark, Inc. from 2011 and 2013, respectively, until it effected a reverse acquisition of Ecoark Holdings, Inc. (formerly known as Magnolia Solar Corporation) on March 24, 2017. Messrs. May and Metzger joined the Board effective on April 11, 2016.

Each of the eight director nominees listed above currently serves as a director of the Company and was recommended by the Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”) and nominated by the Board to stand for election at the Annual Meeting.

On January 19, 2017, the Board appointed Peter Mehring and Troy Richards to replace Yash Puri and Greg Landis after their resignations from the Board on January 13, 2017 and December 16, 2016, respectively. On April 21, 2017, the Board appointed Susan Chambers and Steven K. Nelson to increase the number of independent directors serving on the Board and, in connection with such appointments, Mr. Richards resigned from the Board.

There are no arrangements or understanding between Ecoark and any person pursuant to which such person has been elected a director.

Vote Required

Pursuant to our bylaws, directors are elected by a plurality of the votes present at a meeting at which a quorum is present. The eight nominees receiving the greatest number of votes will be elected.

Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of each of the nominees to the Board of Directors. If the person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, proxies will be voted for a replacement nominee designated by the Board of Directors or, in the event no such designation is made, proxies will be voted for a lesser number of nominees. At this time, the Board knows of no reason why the nominees listed above may not be able to serve as a director if elected. Ages of the nominees are reflected as of May 1, 2017. Proxies cannot be voted for a greater number of persons than the nominees named herein.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE FOREGOING NOMINEES.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF THE FOREGOING NOMINEES UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Director Nominees

Set forth below is biographical information for each director nominee listed above, including a brief listing of principal occupations for at least the past five years and other major affiliations. The following descriptions also outline the specific experience, qualifications, attributes and skills that qualify each person to serve on the Board of Directors.

Randy S. May. Mr. May has served as Chairman of the Board of Ecoark since March 2016 and served as Chief Executive Officer of Ecoark from 2016 through March 28, 2017. He previously served as chairman of the board of directors and as chief executive officer of Ecoark, Inc. from its incorporation until its reverse acquisition with Magnolia Solar in March 2016. Under his leadership, Ecoark has completed three strategic acquisitions since 2012. Mr. May is a 25-year retail and supply-chain veteran with extensive experience in marketing, operational and executive roles. Prior to Ecoark, Mr. May held a number of roles with Wal-Mart Stores, Inc. (“Walmart”), the world’s largest retailer based in Bentonville, Arkansas. From 1998 to 2004, Mr. May served as Divisional Manager for half the United States for one of Walmart’s specialty divisions, where he was responsible for all aspects of strategic planning, finance, and operations for more than 1,800 stores. He had profit and loss responsibility for more than $4 billion of sales at the time. Under Mr. May’s leadership, the business grew sales and market share in a strong competitive market. Mr. May’s qualifications and background that qualify him to serve on the Board include his strong managerial and leadership experience, his extensive knowledge of strategic planning, finance and operations, as well his ability to guide the Company’s growth trajectory.

John P. Cahill. Mr. Cahill has served on the Board of Directors since May 2016. Mr. Cahill is currently Counsel at the law firm of Chadbourne & Parke LLP and has served in that capacity since 2007. He is also a principal at the Pataki-Cahill Group LLC, a strategic consulting firm focusing on the economic and policy implications of domestic energy needs, which he co-founded in March 2007. He served in various capacities in the administration of the Governor of New York, George E. Pataki from 1997 to 2006, including Secretary and Chief of Staff to the Governor from 2002 to 2006. He also serves on the board of directors of Sterling Bancorp, Inc., a bank holding company listed on the New York Stock Exchange. Mr. Cahill’s extensive experience as an attorney in government and in business, as well as his extensive knowledge of and high level experience in energy and economic policy, qualifies him as a member of the Board.

M. Susan Chambers. Ms. Chambers has served on the Board of Directors since April 2017. Since July 2015, Ms. Chambers has served as principal of Chambers Consulting LLC. Ms. Chambers previously served as the Chief Human Resource Officer for Walmart from 2006 to her retirement in July 2015. Prior to 2006, Ms. Chambers served in various positions at Walmart since 1999, including Vice President of Application Development — Merchandising and Supply Chain Systems and Senior Vice President of Risk Management, Retirement and Benefits. Prior to joining Walmart, Ms. Chambers served as Director of Application Development at Hallmark Cards, Inc., where she had roles of increasing responsibility in IT and Finance over a 14-year tenure. Ms. Chambers currently serves on the board of directors of USA Truck, Inc. and as chair of its executive compensation committee. Ms. Chambers’ senior leadership experience in human resources, technology, supply chain, and risk management and her service on the board of another public company are among the many attributes that qualify her to serve as a member of the Board.

Terrence D. Matthews. Mr. Matthews has served on the Board of Directors since May 2016. Mr. Matthews has been Executive Vice President of JB Hunt Transport Services Inc. and President of their Intermodal segment since January 1, 2012. Mr. Matthews started with JB Hunt in 1986 where he was instrumental in the start-up of the Automotive Division. In 1989, he was responsible for the formation of the International Division overseeing operations in Canada and Mexico. From 1994 to 1996, he was appointed President of TMM/Hunt in Mexico City overseeing J.B. Hunt’s Mexican joint venture. Returning to J.B. Hunt’s corporate office in Lowell, Arkansas in 1996, Mr. Matthews was appointed to positions of increasing responsibility until being appointed to the position he now holds. Mr. Matthew’s expertise in logistics, supply chain management and transportation, as well as his extensive knowledge of and experience in business development, expansion and sustainability, qualifies him to serve as a member of the Board.

Peter Mehring. Mr. Mehring has served as the Chief Executive Officer and President of Ecoark’s subsidiary, Zest Labs, Inc. since 2009 and became a member of the Board of Directors in January 2017. Mr. Mehring brings extensive experience in engineering, operations and general management at emerging companies and large enterprises. As Chief Executive Officer of Zest Labs, Inc., he has led the Company’s efforts in pioneering on-demand data visibility and condition monitoring solutions for the fresh produce and pharmaceutical markets. Prior to joining Zest Labs, Inc., from 2004 to 2006, Mr. Mehring was the Vice President of Macintosh hardware group at Apple Computer, Senior Vice President of Engineering at Echelon, and founder, General Manager and Vice President of R&D at UMAX. Mr. Mehring held Engineering Management positions at Radius, Power Computing Corporation, Sun Microsystems and Wang Laboratories. Mr. Mehring’s knowledge and experience in engineering, operations, management, product and service development and technological innovation are among the many qualifications that have led to the conclusion that Mr. Mehring is qualified to serve on the Board.

Gary Metzger. Mr. Metzger has served on the Board of Directors since March 2016 and served on the Board of Directors of Ecoark, Inc. from 2013 until its reverse acquisition with Magnolia Solar in March 2016. Mr. Metzger offers 40 years of product development, strategic planning, management, business development and operational expertise to the Board. He served as an executive at Amco International, Inc. and Amco Plastics Materials, Inc., where in 1986 he was named President and served in such role for 24 years until Amco was sold to global resin distribution company, Ravago Americas, in December 2011, where he remains a product developer and product manager. Mr. Metzger was co-owner of Amco Plastics Materials, Inc. and Amco International. Mr. Metzger’s leadership and knowledge of manufacturing companies, product development, strategic planning, management and business development are an asset to the Board of Directors. In addition to his leadership functions, Mr. Metzger spearheaded research and development for recycled polymers, new alloy and bio-based polymer development, and introduced fragrance into polymer applications. He also developed encrypted item level bar code identification technology, anti-counterfeiting technologies, and antimicrobial technologies. Taken together, these are among the many qualifications and the significant experience that have led to the conclusion that Mr. Metzger is qualified to serve on the Board.

Steven K. Nelson. Mr. Nelson has served on the Board of Directors since April 2017. Since 2015, Mr. Nelson has been a lecturer for the Department of Accounting at the University of Central Arkansas. In 2015, Mr. Nelson retired as Vice-President, Controller of Dillard’s, Inc., where he was responsible for administering all aspects of financial accounting and reporting. Mr. Nelson began his career in 1980 as a staff accountant for Ernst & Young and attained the title of audit manager by the time he left the firm in 1984. Mr. Nelson maintains an active license as a Certified Public Accountant (CPA) in the State of Arkansas, and regularly develops and delivers continuing professional education presentations for CPAs in Arkansas. Mr. Nelson’s 35-year career as a CPA and his extensive experience as controller of a publicly traded company qualify him to serve on the Board and its Audit Committee. His broad experience as the former controller of a public company uniquely qualifies Mr. Nelson to advise Ecoark not only on general accounting and financial matters but on various technical accounting, corporate governance and risk management matters that the Board may address from time to time. He possesses key insight on financial reporting processes and external reporting issues. The Board has determined that Mr. Nelson qualifies as an “audit committee financial expert,” as defined by the rules of the SEC.

Charles Rateliff. Mr. Rateliff has served on the Board of Directors since May 2016. On March 28, 2017, Mr. Rateliff was appointed as Chief Financial Officer and Treasurer of Ecoark. Mr. Rateliff retired in 2005 from Walmart as a Senior Vice President after a twenty-five year career. Since then, he has been an independent consultant for private investment firms and a private investor. After receiving an MBA from the University of Arkansas, Mr. Rateliff was hired as an internal auditor for Walmart and within five years was promoted to assistant treasurer and treasurer. Over the course of Mr. Rateliff’s career at Walmart, he worked across different departments including compliance, risk management, profit sharing and associate benefits. His financial expertise, broad business knowledge, extensive experience with a Fortune 100 company and his proven leadership skills are among the many attributes that qualify him as a member of the Board.

Director Independence

After reviewing all relevant relationships and considering NASDAQ’s requirements for independence, the Board of Directors concluded that Ms. Chambers and Messrs. Cahill, Matthews, Metzger, and Nelson are independent under the SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and in accordance with Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ. No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. In making its independence determination, the Board considered all relevant transactions, relationships, or arrangements, including those disclosed in this Proxy Statement under the section titled “Transactions with Certain Related Persons.”

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure. The Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board retains the discretion to determine, at any time, whether to combine or separate the positions as it deems to be in the best interests of the Company and its stockholders. The roles of the Chairman of the Board and Chief Executive Officer are currently performed by separate individuals. The Board believes this leadership structure improves the ability of the Board to exercise its oversight role over management and ensures a significant role for directors in the leadership of Ecoark.

Our bylaws provide that the Chairman of the Board may be elected by a majority vote of the Board of Directors and shall serve until the meeting of the Board following the next annual meeting of stockholders at which such Chairman is re-elected. The Chairman of the Board shall preside at all meetings. Otherwise, the Company’s Corporate Governance Guidelines (the “Guidelines”) provide that a lead director selected by the non-management directors (the “Lead Director”) shall preside at meetings of the Board at which the Chairman of the Board is not present. The Guidelines require that the Lead Director shall preside at executive sessions of the non-management directors. The non-management directors will meet in executive session, no less frequently than quarterly, as determined by the Lead Director, or when a director makes a request of the Lead Director. Gary Metzger currently serves as the Lead Director.

The Board believes that maintaining a healthy mix of qualified independent and management directors on the Board is an integral part of effective corporate governance and management of the Company. The Board also believes that the current leadership structure strikes an appropriate balance between independent directors and directors, which allows the Board to effectively represent the best interests of the Company’s entire stockholder base.

Role of the Board in Risk Oversight.  The Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. The Board has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company, and focuses its oversight on the most significant risks facing us and on our processes to identify, prioritize, assess, manage and mitigate those risks. The Board receives regular reports from members of the Company’s senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While the Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

Committees and Meetings of the Board of Directors of the Company

The Board of Directors meets on a quarterly basis but may have additional special meetings. The Board held four meetings during the year ended December 31, 2016. For the year ended December 31, 2016, all of our current directors attended at least 75% of the total number of board meetings or committee meetings on which they served during their period of service. In addition, our Guidelines provide that members of the Board are expected to attend the annual meeting of stockholders, when such meetings are held. We did not hold an annual meeting of stockholders in 2016.

The Board of Directors has established an audit committee (the “Audit Committee”), the Compensation Committee and the Nominating Committee. Each of the committees has adopted a written charter, all of which are available in the Investor Relations section of our website at www.ecoarkusa.com.

Committee Memberships
Board Member	Audit	Compensation	Nominating
Randy S. May, Chairman	—	—	—
John P. Cahill	—	—
M. Susan Chambers	—		—
Terrence D. Matthews
Peter Mehring	—	—	—
Gary Metzger
Steven K. Nelson		—	—
Charles Rateliff	—	—	—
Number Of Meetings Held In Fiscal 2016	2	0	0

 Member  Chairperson

Audit Committee. The duties and responsibilities of the Audit Committee are set forth in the charter of the Audit Committee adopted by the Board. The Audit Committee generally assists the Board in its oversight of the relationship with our independent registered public accounting firm, financial statement and disclosure matters, the internal audit function, and our compliance with legal and regulatory requirements. In accordance with its charter, the Audit Committee meets as often as it determines necessary, but starting in 2017, it will meet at least four times each year.

Management has the primary responsibility for our financial statements and the reporting process, and our independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee also monitors our financial reporting process and internal control system, retains and pre-approves audit and any non-audit services to be performed by our independent registered accounting firm, directly consults with our independent registered public accounting firm, reviews and appraises the efforts of our independent registered public accounting firm, and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the Board. The Audit Committee has the authority to retain independent legal, accounting, and other advisors.

The Audit Committee currently consists of Messrs. Nelson, as chair, Matthews and Metzger. The Board has determined that each member of the Audit Committee qualifies as an independent director under the Sarbanes-Oxley Act, related SEC rules and NASDAQ listing standards related to audit committees, and that each satisfies all other applicable standards for service on the Audit Committee. Charles Rateliff served as Chairman of the Audit Committee from his appointment to the Board in May 2016 until March 28, 2017 when he was appointed Chief Financial Officer and Treasurer of the Company and ceased serving on the Audit Committee. The Board has determined that Mr. Nelson meets the requirements adopted by the SEC for qualification as an audit committee financial expert. The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

Compensation Committee. The duties and responsibilities of the Compensation Committee are set forth in the charter of the Compensation Committee adopted by the Board. The Compensation Committee is generally responsible for discharging the Board’s responsibilities relating to the compensation of our executive officers and other compensation matters. The Compensation Committee annually reviews the compensation of the Chief Executive Officer, other executive officers, and other employees, reviews and administers executive and equity compensation plans, other compensation and benefits plans, including perquisites, and establishes stock ownership guidelines. The Compensation Committee is also responsible for developing a management succession plan and overseeing management evaluations. In accordance with its charter, the Compensation Committee meets as often as it determines necessary, but starting in 2017, it will meet at least four times each year.

The Compensation Committee currently consists of Ms. Chambers, as chair, and Messrs. Matthews and Metzger. The Board has determined that each member of the Compensation Committee qualifies as an independent director under the Sarbanes-Oxley Act, related SEC rules and NASDAQ listing standards related to compensation committees, and that each satisfies all other applicable standards for service on the Compensation Committee.

Although the Compensation Committee does not delegate any of its authority for determining executive compensation, the Compensation Committee may engage compensation consultants, independent legal counsel or other advisers in connection with its responsibilities. Additionally, the Compensation Committee periodically reviews our compensation strategy and its effect on the achievement of the Company’s goals with the Chief Executive Officer. The Compensation Committee exercises complete discretion in making all compensation decisions regarding cash compensation and equity awards for all of our executive officers.

Corporate Governance and Nominating Committee. The duties and responsibilities of the Nominating Committee are set forth in the charter of the Nominating Committee adopted by the Board. The Nominating Committee is responsible for identifying individuals qualified to serve on the Board and recommending individuals to be nominated by the Board for election by stockholders or appointed by the Board to fill vacancies. Among its duties and responsibilities, the Nominating Committee is responsible for shaping corporate governance, reviewing and assessing the Guidelines, recommending Board compensation, and overseeing the annual evaluation of the Board. The Nominating Committee has the authority to retain compensation or other consultants as well as search firms for director candidates. In accordance with its charter, the Nominating Committee meets as often as it determines necessary, but starting in 2017, it will meet at least four times each year.

The Nominating Committee currently consists of Messrs. Cahill, as chair, Matthews and Metzger. The Board has determined that each member of the Nominating Committee qualifies as an independent director under the Sarbanes-Oxley Act, related SEC rules and NASDAQ listing standards and that each satisfies all other applicable standards for service on the Nominating Committee.

The process followed by the Nominating Committee to identify and evaluate candidates includes (i) requesting recommendations from the Board, the Chief Executive Officer, and others parties, (ii) meeting to evaluate biographical information and background material relating to potential candidates and their qualifications, and (iii) interviewing selected candidates. The Nominating Committee also considers recommendations for nomination to the Board submitted by stockholders. A stockholder who desires to recommend a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating Committee in writing with supporting material the stockholder considers appropriate. The Nominating Committee has the authority and ability to retain compensation or other consultants and search firms to identify or evaluate director candidates.

In evaluating the suitability of candidates to serve on the Board, including stockholder nominees, the Nominating Committee seeks candidates who are independent, as defined by the Sarbanes-Oxley Act, related SEC rules and NASDAQ listing standards, and who meet certain selection criteria established by the Nominating Committee. The selection criteria include many factors, including a candidate’s general understanding of elements relevant to the success of a publicly traded company in the current business environment, understanding of our business, and educational and professional background. The Nominating Committee also considers a candidate’s judgment, competence, anticipated participation in Board activities, experience, geographic location and special talents or personal attributes. The Guidelines provide that the composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity, and contacts relevant to our business. Moreover, with respect to incumbent directors, the Nominating Committee also considers past performance, including attendance at meetings and participation in and contributions to the activities of the Board, and the director’s ability to make contributions after any significant change in circumstances (including changes in employment or professional status).

Code of Ethics

We have a Code of Ethics as defined in Item 406 of Regulation S-K, which code applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. All directors, officers, and other employees, including the Chief Executive Officer and the Chief Financial Officer, are expected to be familiar with the Code of Ethics and to adhere to the principles and procedures set forth therein. The Code of Ethics forms the foundation of a comprehensive program that requires compliance with all corporate policies and procedures and seeks to foster an open relationship among colleagues that contributes to good business conduct and an abiding belief in the integrity of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Directors, officers, and other employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The full text of the Code of Ethics is available on our website at www.ecoarkusa.com. We intend to satisfy the disclosure requirements of Form 8-K regarding any amendment to, or a waiver from, any provision of our Code of Ethics by posting such amendment or waiver on our website.

Corporate Governance Guidelines

The Guidelines are designed to help ensure effective corporate governance and cover topics including, but not limited to, board composition and selection, director qualification standards, retirement policy, director responsibilities, selection of the lead director, executive sessions of non-management directors, communications from stockholders to the Board, Board committees, director orientation and continuing education, director compensation, management succession, annual evaluations of the Board and its committees, and public interactions. The Guidelines are reviewed by the Nominating Committee and revised when appropriate. The full text of the Guidelines is available on our website at www.ecoarkusa.com.

Director Compensation

During 2016, the Board of Directors adopted a non-employee director compensation program that consists of (i) quarterly grants of unrestricted common stock valued at $25,000, which are granted promptly following the close of each fiscal quarter and (ii) cash payments of $1,500 for attendance at Board of Directors meetings and $1,000 for attendance at committee meetings. The number of shares granted to the non-employee directors each quarter is based on the average closing price of our common stock as quoted on the OTC Markets for each trading day in the quarter. During the year ended December 31, 2016, the Company made grants of 2,361 shares and 4,267 shares to the non-employee directors for board service during the quarters ended September 30, 2016 and December 31, 2016, respectively. The grants were made on October 1, 2016 and January 10, 2017 and vested immediately. Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board.

The following table sets forth shows the compensation paid to our non-employee directors for service during the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John P. Cahill	3,000	44,237	47,237
Terrence D. Matthews	5,000	44,237	49,237
Charles Rateliff	5,000	44,237	49,237
Gary Metzger	6,500	44,237	50,737

____________

(1)      All stock award amounts in the table above reflect the aggregate fair value on the grant date based on the closing per share price of the Company’s common stock on the date of grant of the restricted stock, computed in accordance with FASB ASC Topic 718.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company currently knows of no person, other than our Chairman, Randy May, and Nepsis Capital Management, Inc., who owns 10% or more of the Company’s common stock.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, the year ended December 31, 2016, the Company’s officers and directors satisfied the reporting requirements promulgated under Section 16(a) of the Exchange Act, with the exception of the following: the Form 3 for Mr. Cahill reporting his appointment to the Board on May 10, 2016 was not filed with the SEC until October 3, 2016; the Form 3 for Mr. Rateliff reporting his appointment to the Board on May 10, 2016 was not filed with the SEC until February 14, 2017; the Form 3 for Mr. Matthews reporting his appointment to the Board on May 10, 2016 was not filed with the SEC until February 14, 2017; the Form 4 for Mr. Cahill reporting an award of common stock on October 1, 2016 was not filed and was instead reported on a Form 5 filed with the SEC on February 14, 2017; the Form 4 for Mr. Metzger reporting an award of common stock on October 1, 2016 was not filed and was instead reported on a Form 5 filed with the SEC on February 14, 2017; the Form 4 for Mr. Rateliff reporting an award of common stock on October 1, 2016 was not filed and was instead reported on a Form 5 filed with the SEC on February 14, 2017; the Form 3 for Jay Oliphant reporting his appointment as principal financial officer and principal accounting officer on January 19, 2017 was not filed with the SEC until February 27, 2017; the Form 3 for Mr. Richards reporting his appointment to the Board on January 19, 2017 was not filed with the SEC until February 27, 2017; the Form 4s for Mr. Matthews reporting awards of common stock on October 1, 2016 and January 10, 2017 were not filed with the SEC until March 13, 2017; the Form 4 for Mr. Rateliff reporting an award of common stock on January 10, 2017 was not filed with the SEC until March 13, 2017; the Form 4 for Mr. Cahill reporting an award of common stock on January 10, 2017 was not filed with the SEC until March 27, 2017; the Form 3 for Mr. Mehring reporting his appointment to the Board on January 19, 2017 was not filed with the SEC until March 14, 2017; the Form 4 for Mr. Richards reporting the purchase of convertible notes on February 28, 2017 was not filed with the SEC until March 8, 2017; the Form 4 for Mr. Metzger reporting an award of common stock on January 10, 2017 and the purchase of convertible notes on February 24, 2017 was not filed with the SEC until March 28, 2017; and the Form 4 for Mr. Metzger reporting the purchase of units (each consisting of one share of common stock and one warrant to purchase a share of common stock for $5.00) on April 20, 2016 was not filed with the SEC until April 4, 2017.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides information as of April 18, 2017, concerning beneficial ownership of our capital stock held by (1) each of our directors and director nominees, (2) each of our named executive officers, (3) all of our current directors, director nominees and executive officers as a group, and (4) each group, person or entity known by us to beneficially own more than 5% of any class of our voting securities. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Percentages are calculated based on 42,381,321 shares of our common stock outstanding as of April 18, 2017.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. Except as otherwise noted, the persons and entities listed in the table below have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Ecoark Holdings, Inc., 3333 S. Pinnacle Hills Parkway, Suite 220, Rogers, Arkansas 72758.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percentage of Shares of Common Stock Beneficially Owned
Randy S. May	5,050,000		11.92%
John P. Cahill	16,535	(1)	*
M. Susan Chambers	—		—
Terrence D. Matthews	141,944	(2)	*
Peter Mehring	1,250,000	(3)	2.95%
Gary Metzger	3,805,471		8.98%
Steven K. Nelson	—		—
Charles Rateliff	11,944		*
Yash Puri	340,540	(4)	*
Greg Landis	505,248	(5)	1.19%
Dr. Ashok K. Sood	178,428	(6)	*
All current directors and executive officers as a group (11 persons)	11,747,577		27.72%
Nepsis Capital Management, Inc. 8692 Eagle Creek Circle Minneapolis, MN 55378	8,383,325	(7)	19.78%
Strategic Planning Group, Inc. 57 River Street Suite 306 Wellesley, MA 02481	2,294,075	(8)	5.41%

____________

*         Indicates less than 1%

(1)      Includes 4,591 shares held by the Pataki-Cahill Group, LLC.

(2)      Includes a warrant to purchase 65,000 shares of common stock with an exercise price of $5.00 per share held indirectly by the Matthews Family Revocable Trust.

(3)      Represents restricted stock. Subject to Mr. Mehring’s continued employment, 10% of the restricted shares will vest on June 15, 2017, and the remaining 90% will vest ratably on the 15th of each month thereafter (beginning July 15, 2017) until fully vested. The final vesting will occur on December 15, 2018.

(4)      On January 13, 2017, Mr. Puri resigned as Executive Vice President, Chief Financial Officer and Treasurer of the Company.

(5)      On December 16, 2016, Mr. Landis resigned as Secretary and Treasurer of the Company.

(6)      Includes 1,822 shares held by Dr. Sood’s wife. On April 13, 2016 and March 13, 2017, Dr. Sood was replaced by Mr. May as Chief Executive Officer and President, respectively, of the Company.

(7)      Based solely upon the information contained in a Schedule 13D filed on April 20, 2017. According to that Schedule 13D, Nepsis Capital Management, Inc. has sole voting and dispositive power over all reported shares.

(8)      Based solely upon the information contained in a Schedule 13G filed on January 26, 2017. According to that Schedule 13G, Strategic Planning Group, Inc. has no voting power with respect to any shares and sole dispositive power over all reported shares.

Transactions with Certain Related Persons

The Board of Directors has adopted a written policy regarding the review and approval of any related party transaction required to be disclosed under SEC rules. The Audit Committee of the Board of Directors is responsible for the review and approval of transactions covered by the policy. As provided in the policy, in reviewing the proposed transaction, the Audit Committee will consider all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related party’s direct or indirect interest, and the actual or apparent conflict of interest of the related party.

The Audit Committee will not approve or ratify a related party transaction unless it will have determined that, upon consideration of all relevant information, the proposed transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. Except as noted below, there were no commercial transactions between related parties and the Company that required disclosure in this Proxy Statement.

The Audit Committee has reviewed and approved of each of the following transactions, which are the only transactions occurring since the beginning of fiscal year 2016, or that are currently proposed, (i) in which the Company was or is to be a participant, (ii) where the amount involved exceeds $120,000, and (iii) in which the Company’s executive officers, directors, nominees, principal stockholders and other related parties had a direct or indirect material interest:

•         Mr. May, Chairman of the Board, entered into a one-year promissory note with the Company on November 30, 2015 (the “Promissory Note”). The Promissory Note was due November 30, 2016 at an interest rate of 6% per annum. The principal amount of $769,451 was paid in full in 2016. During 2016, we paid interest on the Promissory Note in the amount of $63,892 to Mr. May.

•         On February 28, 2017, the Company issued $700,000 of 10% Secured Convertible Promissory Notes (the “Convertible Notes”) to Messrs. Metzger ($500,000), Richards ($100,000) and Puchir ($100,000), or entities controlled by them, for an aggregate original issue price of $700,000. Messrs. Metzger, Richards and Puchir are a director, Chief Administrative Officer, and Chief Executive Officer, respectively, of the Company. The principal and accrued interest under the Convertible Notes may be converted at any time, at the election of Messrs. Metzger, Richards and Puchir into shares of our common stock at a per share price equal to $4.15, which was the price of our common stock on the date of the Convertible Note’s issuance. The principal amount of the Convertible Note is due at maturity, or August 31, 2018, and interest on the principal amount is payable quarterly at 10% per annum, in arrears. On March 31, 2017, Messrs. Metzger and Puchir converted their Convertible Notes (including interest accrued on the principal amount thereof) and received 120,484 and 24,096 shares of common stock, respectively. On March 31, 2017, interest on the principal amount of $833 was paid to Mr. Richards.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee

Charles Rateliff, Chair* Terrence D. Matthews Gary Metzger

* Effective March 28, 2017, Mr. Rateliff was appointed as Chief Financial Officer and Treasurer of Ecoark and ceased serving as chair and a member of the Audit Committee.

INFORMATION REGARDING THE EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is biographical information with respect to each current executive officer of the Company. In addition to the executive officers listed below, Mr. Rateliff, who serves as a director of the Company, is an executive officer of the Company. Biographical information regarding Mr. Rateliff is available above under “Information Regarding the Board and its Committees.”

Jay Puchir, age 41. Mr. Puchir is President and Chief Executive Officer of the Company. He joined the Company in December 2016 as Director of Finance, was appointed as Treasurer and Secretary on January 19, 2017, and was appointed Chief Executive Officer on March 28, 2017. As Chief Executive Officer, Mr. Puchir leads a strong management team that is working to deliver Ecoark’s mission of sustainable solutions through its subsidiaries and strategic partners. Mr. Puchir started his career as an auditor at PricewaterhouseCoopers and a consultant at Ernst & Young, ultimately achieving the position of Senior Manager at Ernst & Young. Immediately prior to joining the Company, he held the role of Associate Chief Financial Officer with HCA, and from March 2010 to February 2016 he served as both the Accounting Manager and Director of Finance/Controller at The Citadel. Mr. Puchir is a licensed Certified Public Accountant. Mr. Puchir has also served on a part-time basis as the Chief Financial Officer of Trend Discovery Capital Management from July 2014 until March 2017. He received a Bachelor of Arts from the University of North Carolina at Chapel Hill and a Master of Business Administration from Rutgers University.

Jay Oliphant, age 58. Mr. Oliphant is Principal Financial Officer and Principal Accounting Officer of the Company. He has served as Controller for Ecoark, Inc. since January 2016, Controller for the Company since March 2016, and Principal Financial Officer and Principal Accounting Officer since January 19, 2017. During 2016, Mr. Oliphant led a professional team that implemented cloud-based systems and controls for the Company and significantly improved internal controls over financial reporting to comply with the Sarbanes-Oxley Act. Immediately prior to joining Ecoark, Inc. in 2016, Mr. Oliphant spent nine years in various controllership roles at Walmart from 2007 until 2015. His professional experience also includes roles with Oracle, PricewaterhouseCoopers in New York and Deloitte in Houston. He has been a Certified Public Accountant for over 30 years and has Master of Accounting, Master of Business and Public Management, and Bachelor in Economics degrees from Rice University.

Troy Richards, age 54. Mr. Richards joined Ecoark in June 2016 as Chief Administrative Officer. Prior to joining Ecoark, Mr. Richards has served as an advisor to the Company since 2013. Mr. Richards has extensive management and systems experience which includes 25 years as a franchisee of the Wendy’s Company. At the height of the business, Mr. Richards had over 400 employees throughout the state of Arizona and owned and operated over 30 restaurants. Mr. Richards actively serves on the foundation board of the Translational Genomics Research Institute and has been involved in its growth in many areas, including advanced adrenal cancer research and institution-wide marketing. Mr. Richards received the Karl Eller Fellowship Business Award at the University of Arizona.

PROPOSAL NO. 2 — APPROVAL OF THE ECOARK HOLDINGS, INC.
2017 OMNIBUS INCENTIVE PLAN

Background of the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan

The Board of Directors has adopted the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”), which is designed to promote the long-term success of the Company and the creation of stockholder value by (i) encouraging officers, employees, directors and individuals performing services for the Company or its subsidiaries as consultants or independent contractors to focus on critical long-range objectives, (ii) encouraging the attraction and retention of officers, employees, directors, consultants and independent contractors with exceptional qualifications, and (iii) linking officers, employees, directors, consultants and independent contractors directly to stockholder interests through ownership of the Company.

The 2017 Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options and restricted stock (collectively “Awards”). Awards will be available for grant to certain eligible persons which, in the case of incentive stock options, are employees of the Company, and in the case of all other types of Awards, include any consultant or other independent contractor and non-employee directors who provide services to the Company (collectively, “Participants”).

Introduction

The Compensation Committee views employee equity ownership as a significant motivation for the Company’s employees, directors and consultants to maximize value for our stockholders. The Compensation Committee believes that the grant of stock options and other stock-based awards provides such motivation and offers a long-term incentive for employees, directors and consultants to contribute to the growth of the Company. In addition, the Compensation Committee values performance-based awards that establish a direct link between compensation and stockholder return, such as stock options (which only yield value to the extent that our stock price appreciates) and performance-conditioned stock awards (which require the attainment of specified performance goals in order for the recipient to realize value).

The Compensation Committee also feels that equity and equity-based awards should be made to a cross section of the Company’s employees, including, but not limited to, the Company’s executive officers. Consequently, the Compensation Committee believes that it is important to ensure that it will be able to provide such equity and equity-based compensation to employees, directors and consultants of the Company in the future.

General

On April 21, 2017, the Board, upon the recommendation of the Compensation Committee, unanimously approved the 2017 Plan subject to stockholder approval of the 2017 Plan.

The 2017 Plan is intended to promote the long-term interests of the Company and its stockholders by providing a broad based group of employees, directors and consultants with equity-based incentives and rewards to encourage them to enter into and continue in the employ of the Company. The equity-based incentives and rewards provided under the 2017 Plan also give recipients a proprietary interest in the long-term success of the Company, thereby aligning their interests with those of our stockholders.

The 2017 Plan is also intended to permit the grant of performance-based compensation within the meaning of Section 162(m) of the Code, which generally limits the annual deduction that a company may take for compensation of its covered officers, which generally consist of its principal executive officer and three other most highly compensated executive officers (other than its principal financial officer) who are serving at the end of the year to $1 million. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. Among these requirements is a requirement that the material terms pursuant to which the performance-based compensation is to be paid be disclosed to and approved by the Company’s stockholders. Accordingly, if the 2017 Plan is approved by our stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, qualified performance-based compensation paid to covered officers pursuant to the 2017 Plan will not fail to be deductible due to the operation of Section 162(m).

A copy of the 2017 Plan is attached as Appendix A to this Proxy Statement. The following description of the material terms of the 2017 Plan is qualified in its entirety by the complete text of the 2017 Plan.

Description of Principal Features of the 2017 Plan

Types of Awards. Grants under the 2017 Plan may be made in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units and other cash or stock-based awards.

Number of Authorized Shares. If approved by our stockholders, the 2017 Plan will authorize awards in respect of an aggregate of 4,000,000 shares of our common stock. Of the 4,000,000 shares authorized under the 2017 Plan, no more than 4,000,000 shares will be available for grants of “full-value” awards, meaning awards other than stock options, SARs or other awards for which the recipient pays the exercise price. If an award under the 2017 Plan is canceled, forfeited, terminates or is settled in cash, the shares related to that award will not be treated as having been delivered under the 2017 Plan. For purposes of determining the number of shares available for grant as incentive stock options, only shares that are subject to an award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the 2017 Plan.

Maximum Grants under the 2017 Plan. For purposes of Section 162(m) of the Code, the maximum (i) number of our shares with respect to which stock options or SARs may be granted to any participant in any fiscal year is 400,000 shares, (ii) number of our shares of restricted stock that may be granted to any participant in any fiscal year is 400,000 shares, (iii) number of our shares with respect to which RSUs may be granted to any participant in any fiscal year is 400,000 shares, (iv) number of our shares with respect to which performance shares may be granted to any participant in any fiscal year is 400,000 shares, (v) amount of compensation that may be paid with respect to performance units or other cash or stock-based awards awarded to any participant in any fiscal year is $1,000,000 or a number of shares having a fair market value not in excess of that amount and (vi) dividend or dividend equivalent that may be paid to any one participant in any one fiscal year is $1,000,000.

Administration. The 2017 Plan will be administered by our Compensation Committee or another committee selected by the Board of Directors, any of which we refer to herein as the “Committee.” The Committee has the full power to (i) select the employees, directors and consultants who will participate in the 2017 Plan, (ii) determine the size and types of awards, (iii) determine the terms and conditions of awards, (iv) construe and interpret the 2017 Plan and any award agreement or other instrument entered into under the 2017 Plan, (v) establish, amend and waive rules and regulations for the administration of the 2017 Plan and (vi) subject to certain limitations, amend the terms and conditions of outstanding awards. The Committee’s determinations and interpretations under the 2017 Plan are binding on all interested parties. The Committee is empowered to delegate its administrative duties and powers as it may deem advisable, to the extent permitted by law. The number of shares of common stock that may be issued, or the amount of cash that may be paid, to an employee, director or consultant of the Company or any of its subsidiaries pursuant to the 2017 Plan is at the discretion of the Committee, and as such, cannot be determined in advance.

Effective Date and Duration. The 2017 Plan will become effective if it is approved by our stockholders at the Annual Meeting, and will authorize the granting of awards for up to ten years. The 2017 Plan will remain in effect with respect to outstanding awards until no awards remain outstanding.

Amendment and Termination. The 2017 Plan may be amended or terminated by the Board of Directors at any time and, subject to limitations under the 2017 Plan, the awards granted under the 2017 Plan may be amended by the Committee at any time, provided that no such action to the plan or an award may, without a participant’s written consent, adversely affect in any material way any previously granted award. No amendment that would require stockholder approval (a) in order for the Plan to continue to comply with Code Section 162(m) requirements, (b) pursuant to the requirements of any national securities exchange upon which any of the Company’s securities are listed for trading, or pursuant to any rule promulgated by the SEC may become effective without stockholder approval. Amendment of the 2017 Plan without further stockholder approval also could jeopardize the 2017 Plan’s 162(m) status.

Change in Capitalization. In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of shares of our common stock that may be delivered under the 2017 Plan, (ii) in the individual annual limitations on each type of award under the 2017 Plan and (iii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the exercise price, grant price or other price of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results and other terms and conditions of outstanding awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights.

Repricing. Neither the Company nor the Committee may (i) reduce the exercise price of outstanding options (except to the extent described above in the event of an equity restructuring or other change in corporate capitalization), (ii) cancel options and grant substitute options with a lower exercise price or (iii) purchase outstanding underwater options from participants for cash.

Eligibility and Participation. Eligible participants include all employees, directors and consultants of the Company and our subsidiaries, as determined by the Committee. Approximately 122 employees and directors, as well as an indeterminate number of consultants, are eligible to participate.

Termination of Employment or Service. Each award agreement will set forth the participant’s rights with respect to the award following termination of employment with or service to the Company.

Change in Control. Except as otherwise provided in a participant’s award agreement, upon the termination of a participant’s employment for any reason other than cause, disability or death within 12 months following a change in control (as defined in the 2017 Plan), unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all outstanding options and SARs granted under the 2017 Plan will become immediately exercisable, any restriction imposed on restricted stock, RSUs and other awards granted under the 2017 Plan will lapse, and any and all performance shares, performance units and other awards granted under the 2017 Plan with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

Transferability. Awards generally will be non-transferable except upon the death of a participant, although the Committee may permit a participant to transfer awards (for example, to family members or trusts for family members) subject to such conditions as the Committee may establish.

Deferrals. The Committee may permit the deferral of vesting or settlement of an award and may authorize crediting of dividends or interest or their equivalents in connection with any such deferral. Any such deferral and crediting will be subject to the terms and conditions established by the Committee and any terms and conditions of the plan or arrangement under which the deferral is made.

Types of Awards

The following is a general description of the types of awards that may be granted under the 2017 Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the Committee, subject to the limitations contained in the 2017 Plan.

Stock Options. The Committee may grant incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”) or a combination thereof under the 2017 Plan. The exercise price for each such award will be at least equal to 100% of the fair market value of a share of common stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). Options will expire at such times and will have such other terms and conditions as the Committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). The exercise price of options granted under the 2017 Plan may be paid in cash, by tendering previously acquired shares of common stock having a fair market value equal to the exercise price, through broker-assisted cashless exercise or any other means permitted by the Committee consistent with applicable law or by a combination of any of the permitted methods. The Committee may also award dividend equivalent payments in connection with a stock option.

Stock Appreciation Rights. SARs granted under the 2017 Plan may be in the form of freestanding SARs (SARs granted independently of any option), tandem SARs (SARS granted in connection with a related option) or a combination thereof. The grant price of a freestanding SAR will be equal to the fair market value of a share of common stock on the date of grant. The grant price of a tandem SAR will be equal to the exercise price of the related option. Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and set forth in the SAR award agreement. Tandem SARs may be exercised only with respect to the shares of common stock for which its related option is exercisable. Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of common stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the SAR is exercised. Payment upon SAR exercise may be in cash, in shares of common stock of equivalent value, or in some combination of cash and shares, as determined by the Committee. The Committee may also award dividend equivalent payments in connection with SARs.

Restricted Stock. The Committee will be authorized to award restricted stock under the 2017 Plan. Restricted stock is an award that is non-transferable and subject to a substantial risk of forfeiture until vesting conditions, which can be related to continued service or other conditions established by the Committee, are satisfied. Prior to vesting, holders of restricted stock may receive dividends and voting rights. If the vesting conditions are not satisfied, the participant forfeits the shares.

Restricted Stock Units and Performance Shares. The Committee will be authorized to award RSUs and performance shares under the 2017 Plan. RSUs and performance shares represent a right to receive a share of common stock, an equivalent amount of cash, or a combination of shares and cash, as the Committee may determine, if vesting conditions are satisfied. The initial value of an RSU or performance share granted under the 2017 Plan shall be at least equal to the fair market value of our common stock on the date the award is granted. The Committee may also award dividend equivalent payments in connection with such awards. RSUs may contain vesting conditions based on continued service or other conditions established by the Committee. Performance shares may contain vesting conditions based on attainment of performance goals established by the Committee in addition to service conditions.

Performance Units. Performance units are awards that entitle a participant to receive shares of common stock, cash or a combination of shares and cash if certain performance conditions are satisfied. The amount received depends upon the value of the performance units and the number of performance units earned, each of which is determined by the Committee. The Committee may also award dividend equivalent payments in connection with such awards.

Other Cash and Stock-Based Awards. Other cash and stock-based awards are awards other than those described above, the terms and conditions of which are determined by the Committee. These awards may include, without limitation, the grant of shares of our common stock based on attainment of performance goals established by the Committee, the payment of shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of shares in lieu of cash under an incentive or bonus program. Payment under or settlement of any such awards will be made in such manner and at such times as the Committee may determine.

Dividend Equivalents. Dividend equivalents granted to participants will represent a right to receive payments equivalent to dividends with respect to a specified number of shares.

Replacement Awards. Replacement awards are awards issued in substitution of awards granted under equity-based incentive plans sponsored or maintained by an entity with which we engage in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity are outstanding immediately prior to such transaction. Replacement awards will have substantially the same terms and conditions as the award it replaces; provided, however, that the number of shares, the exercise price, grant price or other price of shares, any performance conditions or the market price of underlying shares or per-share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the Committee, in its sole discretion.

Performance Goals

The Committee will have the discretion to designate any award under the 2017 Plan as a performance compensation award (a “Performance Compensation Award”). While awards in the form of stock options and SARs are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may treat certain other awards under the 2017 Plan as “performance-based compensation” and thus preserve deductibility by the Company for federal income tax purposes of such awards which are made to individuals who are “covered employees” as defined in Section 162(m) of the Code.

Each Performance Compensation Award will be payable only upon achievement over a specified performance period of a duration of at least one year of a pre-established objective performance goal established by the Committee for such period. The Committee may designate one or more performance criteria for purposes of establishing a performance goal with respect to Performance Compensation Awards made under the 2017 Plan. Performance goals will be chosen from among the following performance measures: earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, earnings before interest, taxes, depreciation and/or amortization, core earnings, core earnings per share, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow (including operating cash flow and free cash flow), operating margin, share price, share price growth, total stockholder return, economic value added, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, market share, productivity measures, geographic business expansion goals, expense management, expense targets (including SG&A or other allocated or indirect costs), operating efficiency ratios (including days sales outstanding, accounts payable to sales, inventory turns, and working capital as a percentage of sale), customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

The Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events, including, for example, events affecting us or our financial statements or changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2017 Plan. With respect to any awards intended to qualify as performance-based compensation under section 162(m) of the Code, any such adjustments shall be specified at such times and in such manner as will not cause such awards to fail to so qualify.

Certain U.S. Federal Income Tax Consequences

Set forth below is a discussion of certain United States federal income tax consequences with respect to certain awards that may be granted pursuant to the 2017 Plan. The following discussion is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2017 Plan.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an ISO, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) the Company will not be entitled to a deduction. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant’s income for purposes of the alternative minimum tax. However, if the participant disposes of the shares acquired on exercise before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a “Disqualifying Disposition”), the participant generally would include in ordinary income in the year of the Disqualifying Disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, the Company would generally be entitled to a deduction in the same amount. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as a nonqualified stock option (“NQSO”) as discussed below.

Nonqualified Stock Options. In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. In the event of a subsequent sale of shares received upon the exercise of an NQSO, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in such shares. The participant’s basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NQSO.

Stock Appreciation Rights. In general, the grant of a SAR will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of a SAR, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at such time in the same amount.

Restricted Stock. In general, a participant will not recognize any income upon the grant of restricted stock, unless the participant elects under Section 83(b) of the Code, within thirty days after such grant, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of grant, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions to which the restricted stock lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., where a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares.

Restricted Stock Units and Other Awards. Restricted stock units and other awards granted under the 2017 Plan are generally not subject to tax at the time of the award but are subject to ordinary income tax at the time of payment, whether paid in cash or shares of our common stock. With respect to such awards, we generally will be allowed a tax deduction for the amount included in the taxable income of the participant in the taxable year of inclusion.

New Plan Benefits

If approved by our stockholders, participants in the 2017 Plan will be eligible for annual long-term awards which may include performance shares, stock options and restricted stock (or other awards permitted under the 2017 Plan). The level and types of awards will be fixed by the Committee in light of the participants’ targeted long-term incentive level. The Committee may impose additional conditions or restrictions to the vesting of such awards as it deems appropriate, including, but not limited to, the achievement of performance goals based on one or more business criteria.

Awards under the 2017 Plan are made in the discretion of the Committee and therefore, except as disclosed below, are not determinable at this time. Moreover, the ultimate value of any grants that are made will depend on the value of the underlying shares of common stock at the time of settlement, which likewise is not determinable at this time.

The following table contains information on equity compensation plans as of December 31, 2016 (number of securities in thousands):

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders			—
Equity compensation plans not approved by security holders	659 (1)	$2.50	5,021
Total	659	$2.50	5,021 (2)

____________

(1)      Represents options outstanding under the Ecoark Inc. 2013 Stock Option Plan (the “Ecoark, Inc. Plan”), which was approved by the Board of Directors on February 16, 2013. The purposes of the Ecoark, Inc. Plan were to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the business. The Ecoark, Inc. Plan was expected to contribute to the attainment of these objectives by offering employees, directors and consultants the opportunity to acquire stock ownership interests in Ecoark, Inc., and to thereby provide them with incentives to put forth maximum efforts for the success of Ecoark, Inc.

(2)      Shares available for issuance under the 2013 Incentive Stock Plan of Ecoark Holdings, Inc. (the “Ecoark Holdings Plan”), which was registered on February 7, 2013. Under the Ecoark Holdings Plan, the Company may grant incentive stock in the form of stock options, stock awards and stock purchase offers of up to 5,500,000 shares of common stock to employees, officers, directors, consultants and advisors. The type of grant, vesting provisions, exercise price and expiration dates are to be established by the Board of Directors at the date of grant. As of May 1, 2017, there were 11,242 shares remaining available for future issuance under the Ecoark Holdings Plan.

Vote Required

Approval of the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the stockholder’s instructions.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 3 — advisory vote to approve the compensation of the Company’s named executive officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the “Summary Compensation Table” set forth in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, the Summary Compensation Table and the other related tables and disclosures.”

As part of our compensation philosophy and the structure of our compensation programs, in order to meet the objectives of our compensation programs, the Company seeks to design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay, stockholder interests and Company performance.

Vote Required

Approval of the resolution regarding the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting. This vote is merely advisory and will not be binding upon the Company, the Board or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of the Board or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 3 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 4 — advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers

In accordance with the Dodd-Frank Act, we request that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers, similar to Proposal No. 3 above. By voting on this proposal, stockholders may indicate whether they would prefer that we provide for such a stockholder advisory vote at future stockholder meetings every year, every two years or every three years.

After careful consideration, the Board determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Our stockholders will have the opportunity to specify one of four choices for this proposal: (1) every year, (2) every two years, (3) every three years or (4) abstain. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes on executive compensation. If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by our stockholders.

Vote Required

Approval of a specific frequency of future advisory votes regarding the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting. This vote is merely advisory and will not be binding upon the Company, the Board or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of the Board or the Compensation Committee. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR A FREQUENCY OF “EVERY YEAR” WITH RESPECT TO PROPOSAL NO. 4.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR “EVERY YEAR” WITH RESPECT TO PROPOSAL NO. 4 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 5 — Ratification of KBL, LLP as the Company’s independent registered public accounting firm for the FISCAL year ending MARCH 31, 2018

The Audit Committee appointed KBL, LLP (“KBL”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018, and further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting. Stockholders are asked to ratify the appointment of KBL at the Annual Meeting. Representatives of KBL are expected to be present during the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Accounting Fees and Services

The following table sets forth the aggregate fees paid by us to KBL for professional services rendered in connection with the audit of the Company’s consolidated financial statements for 2016 and 2015.

	KBL, LLP
	2016	2015
Audit fees(1)	$205,500	$37,500
Audit-related fees(2)	43,000	42,000
Tax Fees	—	—
All other fees	—	—
Total	$248,500	$79,500

____________

(1)      Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the SEC.

(2)      Audit-related fees include audit and review fees related to the Company’s various SEC registration statements paid to KBL. In 2016, those fees included the audit and review of Sable Polymer Solutions, LLC, which was acquired by the Company in May 2016. In 2015, those fees included the audit and review of historical Ecoark Inc. financial statements utilized in the reverse acquisition completed in 2016. No other fees were paid to KBL in 2016 or 2015.

The Audit Committee selects the Company’s independent registered public accounting firm and separately pre-approves all audit services to be provided by it to the Company. The Audit Committee also reviews and separately pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Vote Required

Approval of the ratification of the appointment of KBL as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If the appointment of KBL is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Conversely, if stockholders fail to ratify the appointment, the Audit Committee will reconsider the appointment.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 5.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 5 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation awarded or paid to our named executive officers for services rendered in all capacities during the last fiscal year. For fiscal 2016, our named executive officers were: (i) Randy S. May, Chairman of the Board; (ii) Peter Mehring, Chief Executive Officer and President of Zest Labs, Inc.; (iii) Yash Puri, former Executive Vice President, Chief Financial Officer and Treasurer; (iv) Greg Landis, former Secretary and Treasurer; and (v) Dr. Ashok Sood, former President and Chief Executive Officer.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Randy S. May(3)	2016	$203,480	$—	$—	$—	$—	$—	$—	$203,480
Chairman of the Board	2015	$207,692	$—	$—	$—	$—	$—	$—	$207,692
and Former President and Chief Executive	2014	$200,000	$—	$—	$—	$—	$—	$—	$200,000
Officer
Peter Mehring	2016	$300,000	$—	$—	$—	$—	$—	$—	$300,000
Chief Executive Officer
and President of Zest
Labs, Inc.
Yash Puri(4)	2016	$123,796	$—	$—	$—	$—	$—	$—	$123,796
Former Executive	2015	$17,850	$—	$—	$—	$—	$—	$44,850	$62,700
Vice President, Chief Financial Officer	2014	$33,920	$—	$—	$—	$—	$—	$45,310	$78,230
and Treasurer
Greg Landis(5)	2016	$178,045	$—	$—	$—	$—	$—	$—	$178,045
Former Secretary and	2015	$20,192	$—	$—	$—	$—	$—	$173,000	$192,192
Treasurer	2014	$—	$—	$—	$—	$—	$—	$245,000	$245,000
Dr. Ashok Sood(6)	2016	$59,500	$—	$—	$—	$—	$—	$—	$59,500
Former President and	2015	$17,850	$—	$—	$—	$—	$—	$44,850	$62,700
Chief Executive Officer	2014	$43,160	$—	$—	$—	$—	$—	$37,550	$80,710

____________

(1)      We periodically review, and may increase, base salaries in accordance with the Company’s normal annual compensation review for each of our named executive officers.

(2)      Stock and option awards are based on the grant date fair values and are calculated utilizing the provisions of Accounting Standards Codification 718 “Compensation — Stock Compensation.” See Notes 1 and 10 to the consolidated financial statements of the Company contained in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for further information regarding assumptions underlying valuation of equity awards.

(3)      On March 28, 2017, Mr. Jay Puchir was appointed President and Chief Executive Officer of the Company to succeed Mr. May. Mr. May will remain Chairman of the Board.

(4)      On January 13, 2017, Mr. Puri resigned as Executive Vice President, Chief Financial Officer and Treasurer of the Company, but will remain with the Company as a part-time employee until June 30, 2017 and as a consultant thereafter to help support regulatory filings and other related issues. On January 19, 2017, Mr. Jay Oliphant was appointed as the Principal Financial Officer and Principal Accounting Officer of the Company.

(5)      On December 16, 2016, Mr. Landis resigned as Secretary and Treasurer of the Company.

(6)      On April 13, 2016 and March 13, 2017, Dr. Sood was replaced by Mr. May as Chief Executive Officer and President, respectively, of the Company.

Outstanding Equity Awards At Fiscal Year-End

There were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of December 31, 2016.

Employment Agreements, Termination of Employment and Change in Control

The terms of Mr. Mehring’s employment with Ecoark are set forth in an offer letter accepted on August 15, 2013. Pursuant to the offer letter, Mr. Mehring receives an annual base salary of $300,000 and is eligible to participate in regular health insurance, bonus, and other employee benefit plans established by Ecoark. The offer letter also includes standard confidentiality and non-complete obligations. The parties are permitted to terminate employment for any reason, at any time, with or without notice and without cause. The offer letter also contains severance benefit provisions in the event that Mr. Mehring’s employment is terminated without “Cause” (as defined in the offer letter) or Mr. Mehring terminates his employment for “Good Reason” within 12 months following a “Change in Control” (as defined in the offer letter). If Mr. Mehring is terminated without “Cause,” then he is entitled to receive an amount equal to six months base salary. If he terminates his employment for “Good Reason” within 12 months following a “Change in Control,” then Mr. Mehring is entitled to receive an amount equal to six months base salary and accelerated vesting of a portion of the non-vested options or shares. In order to receive severance benefits under the offer letter, Mr. Mehring is required to sign a release and waiver of all claims. Finally, Ecoark reserves the right to change or otherwise modify, in its sole discretion, the terms of the offer letter.

STOCKHOLDER PROPOSALS

Stockholders who intend to present proposals at the 2018 annual meeting of stockholders, and who wish to have those proposals included in Ecoark’s proxy statement for such meeting, must be certain that those proposals are received by the Corporate Secretary at 3333 S. Pinnacle Hills Parkway, Suite 220, Rogers, Arkansas 72758, no later than January 1, 2018. On January 19, 2017, Ecoark announced that it changed its fiscal year from a fiscal year ending on December 31 to a fiscal year ending on March 31. As a result of this change, Ecoark currently anticipates that its annual meetings of stockholders, starting in 2018, will be held during the Company’s fiscal quarter ending September 30. If the 2018 annual meeting of stockholders occurs during the quarter ended September 30, 2018 and occurs on a date that is more than 30 days after the date of the Annual Meeting, then, in accordance with applicable SEC rules, the deadline will be a reasonable time before Ecoark begins to print and mail its proxy materials, which we currently expect to occur no later than 120 days after the end of the fiscal year ended March 31, 2018. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for Ecoark’s 2018 annual meeting of stockholders.

In addition, under Ecoark’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2018 annual meeting of stockholders, and who do not intend to have such proposal included in Ecoark’s proxy statement for such meeting, must ensure that notice of any such proposal is received by Corporate Secretary at 3333 S. Pinnacle Hills Parkway, Suite 220, Rogers, Arkansas 72758, at the address set forth above no earlier than March 15, 2018, and no later than April 14, 2018. If, as described above, the 2018 annual meeting of stockholders occurs on a date that is more than 30 days after the date of the Annual Meeting, then, in accordance with our bylaws, the deadline will be five days after the earlier of the date the Company (i) mailed notice, (ii) issued a press release, (iii) reported in an SEC filing or (iv) otherwise publicly disseminated notice that an annual meeting of stockholders will be held. The stockholder notice must comply with the information requirements set forth in Ecoark’s bylaws.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties may make their concerns known confidentially to the Board of Directors or the independent directors by sending an email to Internal Auditor (detheredge@ecoarkusa.com). Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We generally will not forward to the directors a communication that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about the Company.

ANNUAL REPORTS

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2016 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 without exhibits required to be filed under the Exchange Act. Such written requests should be directed to Jay Oliphant, 3333 S. Pinnacle Hills Parkway, Suite 220, Rogers, Arkansas 72758. The Annual Report on Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the proxies named therein to vote the proxy with respect to the election of any person as a director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,

Jay Puchir
Rogers, Arkansas May 1, 2017	Chief Executive Officer

APPENDIX A

ECOARK HOLDINGS, INC.

2017 OMNIBUS INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1     Establishment of the Plan. Ecoark Holdings, Inc., hereby establishes an incentive compensation plan to be known as the “Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan” (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Awards.

The Plan will become effective June 13, 2017 (the “Effective Date”) if it is approved by the Company’s stockholders at the Company’s 2017 annual stockholders meeting. The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2     Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3     Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the tenth anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

ARTICLE 2

DEFINITIONS

The following terms, when capitalized, shall have the meanings set forth below:

2.1     “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards granted under the Plan.

2.2     “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

2.3     “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4     “Board” means the Board of Directors of the Company.

2.5     “Cause” means the engaging by a Participant in illegal conduct that, in the sole discretion of the Committee, is materially and demonstrably injurious to the Company, unless otherwise defined in an agreement between the Participant and the Company.

2.6     “Change in Control” means that the conditions set forth in any one of the following subsections shall have been satisfied:

(a)      an acquisition immediately after which any Person possesses direct or indirect Beneficial Ownership of 25% or more of either the then outstanding shares of Company common stock (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that the following acquisitions shall be excluded: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, or (iv) any acquisition pursuant to a transaction that complies with paragraphs (i), (ii) and (iii) of subsection (c) of this Section 2.6; or

(b)      during any period of two consecutive years, the individuals who, as of the beginning of such period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Section 2.6, any individual who becomes a member of the Board subsequent to the beginning of such period and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c)      consummation of a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which:

(i)       all or substantially all of the individuals and entities who have Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will have Beneficial Ownership, directly or indirectly, of more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, the Company or a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii)      no Person (other than (1) the Company, (2) an employee benefit plan (or related trust) sponsored or maintained by the Company or Resulting Corporation, or (3) any entity controlled by the Company or Resulting Corporation) will have Beneficial Ownership, directly or indirectly, of 25% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction; and

(iii)     individuals who were members of the Incumbent Board will continue to constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

(d)      the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.7     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8     “Committee” means the entity, as specified in Section 3.1, authorized to administer the Plan.

2.9     “Company” means Ecoark Holdings, Inc., and any successor thereto.

2.10   “Consultant” means any natural person that is a consultant or advisor to the Company or a Subsidiary.

2.11   “Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary.

2.12   “Disability” means an individual: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Company. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering Employees or Directors of the Company provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the plan administrator, the Participant must submit proof to the plan administrator of the Social Security Administration’s or the provider’s determination.

2.13   “Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding Shares.

2.14   “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.15   “Employee” means any employee of the Company or a Subsidiary.

2.16   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17   “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.18   “Fair Market Value” means the fair market value of a Share as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean (a), if the Company’s shares are listed on the NASDAQ Stock Market, the closing price of a Share as reported on the NASDAQ Stock Market or (b) if the Company’s shares are not listed on the NASDAQ Stock Market, but are listed on a different national securities exchange or are quoted on the OTC Markets, the closing price of a Share as reported on such other national securities exchange or the OTC Markets, as applicable.

2.19   “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.20   “Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Code Section 422.

2.21   “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422.

2.22   “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Article 6 herein.

2.23   “Other Award” means a cash, Share-based or Share-related Award (other than an Award described in Article 6, 7, 8, 9 or 10 of the Plan) that is granted pursuant to Article 11 herein.

2.24   “Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

2.25   “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.26   “Performance Period” means the period during which a performance measure must be met.

2.27   “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.28   “Performance Unit” means an Award granted to a Participant, as described in Article 10 herein.

2.29   “Period of Restriction” means the period Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and are not transferable, as provided in Articles 8 and 9 herein.

2.30   “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof.

2.31   “Replacement Awards” means Awards issued in substitution of awards granted under equity-based incentive plans sponsored or maintained by an entity with which the Company engages in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity (or a related entity) are outstanding immediately prior to such merger, acquisition or other business transaction. For all purposes hereunder, Replacement Awards shall be deemed Awards.

2.32   “Restricted Stock” means an Award granted to a Participant, as described in Article 8 herein.

2.33   “Restricted Stock Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.34   “Share” means a share common stock of the Company, par value $0.01 per share, subject to adjustment pursuant to Section 4.3 hereof.

2.35   “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Article 7 herein.

2.36   “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).

2.37   “Tandem SAR” means an SAR that is granted in connection with a related Option, as described in Article 7 herein.

ARTICLE 3

ADMINISTRATION

3.1     The Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee as the Board shall select (the “Committee”).

3.2     Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select the Employees, Directors and Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into in connection with the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and, subject to the provisions of Section 19.3 herein, amend the terms and conditions of any outstanding Award and Award Agreement. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3     Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Consultants and their estates and beneficiaries and any transferee of an Award.

ARTICLE 4

SHARES SUBJECT TO THE PLAN; INDIVIDUAL LIMITS; AND ANTI-DILUTION ADJUSTMENTS

4.1     Number of Shares Available for Grants.

(a)      Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be four million (4,000,000) Shares; provided that:

(i)       Shares that are potentially deliverable under an Award granted under the Plan that is canceled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such Shares shall not be counted as having been delivered under the Plan.

(ii)      Shares that have been issued in connection with an Award of Restricted Stock that is canceled or forfeited prior to vesting or settled in cash, causing the Shares to be returned to the Company, shall not be counted as having been delivered under the Plan.

If Shares are returned to the Company in satisfaction of taxes relating to Restricted Stock, in connection with a cash out of Restricted Stock (but excluding upon forfeiture of Restricted Stock) or in connection with the tendering of Shares by a Participant in satisfaction of the Exercise Price or taxes relating to an Award, such issued Shares shall not become available again under the Plan. Each SAR issued under the Plan will be counted as one share issued under the Plan without regard to the number of Shares issued to the Participant upon exercise of such SAR.

Shares delivered pursuant to the Plan may be authorized but unissued Shares, treasury Shares or Shares purchased on the open market.

(b)      Subject to adjustment as provided in Section 4.3 herein, four million (4,000,000) Shares may be delivered in connection with “full value Awards,” meaning Awards other than Options, SARs, or Other Awards for which the Participant pays the grant date intrinsic value.

(c)      Notwithstanding the foregoing, for purposes of determining the number of Shares available for grant as Incentive Stock Options, only Shares that are subject to an Award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Plan.

4.2     Individual Limits. Subject to adjustment as provided in Section 4.3 herein, the following rules shall apply with respect to Awards and any related dividends or Dividend Equivalents intended to qualify for the Performance-Based Exception:

(a)      Options: The maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to any one Participant shall be four hundred thousand (400,000) Shares.

(b)      SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one fiscal year to any one Participant shall be four hundred thousand (400,000) Shares.

(c)      Restricted Stock: The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any one Participant shall be four hundred thousand (400,000) Shares.

(d)      Restricted Stock Units: The maximum aggregate number of Shares with respect to which Restricted Stock Units may be granted in any one fiscal year to any one Participant shall be four hundred thousand (400,000) Shares.

(e)      Performance Shares: The maximum aggregate number of Shares with respect to which Performance Shares may be granted in any one fiscal year to any one Participant shall be four hundred thousand (400,000) Shares.

(f)      Performance Units: The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $1,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(g) Other Awards: The maximum aggregate compensation that can be paid pursuant to Other Awards awarded in any one fiscal year to any one Participant shall be $1,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(h)      Dividends and Dividend Equivalents: The maximum dividend or Dividend Equivalent that may be paid in any one fiscal year to any one Participant shall be $1,000,000.

4.3     Adjustments in Authorized Shares and Awards. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R), such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan under Section 4.1 hereof, (ii) in the individual limitations set forth in Section 4.2 hereof and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.3. Adjustments made by the Committee pursuant to this Section 4.3 shall be final, binding and conclusive.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1     Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

5.2     Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6

OPTIONS

6.1     Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Options that are intended to be ISOs shall be subject to the limitations set forth in Code Section 422.

6.3     Exercise Price. The Exercise Price for each grant of an Option under the Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have an Exercise Price that is less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

6.4     Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall be exercisable later than the fifth (5th) anniversary of the date of its grant.

6.5     Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6     Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment of the Exercise Price.

The Exercise Price of an Option shall be payable to the Company in full: (a) in cash or its equivalent, (b) by tendering Shares or directing the Company to withhold Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Committee, or (e) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason.

6.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8     Dividend Equivalents. At the discretion of the Committee, an Award of Options may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

6.9     Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

6.10   Nontransferability of Options.

(a)      Incentive Stock Options. ISOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.

(b)      Nonqualified Stock Options. NQSOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. NQSOs may not be transferred for value or consideration.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1     Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall at least equal the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR shall equal the Exercise Price of the related Option; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

7.2     Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

7.3     Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

7.4     Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5     Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6     Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)      the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)      the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7     Dividend Equivalents. At the discretion of the Committee, an Award of SARs may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

7.8     Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

7.9     Nontransferability of SARs. SARs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. SARs may not be transferred for value or consideration.

ARTICLE 8

RESTRICTED STOCK

8.1     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

8.2     Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction and, if applicable, Performance Period(s), the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

8.4     Removal of Restrictions. Subject to applicable laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares.

8.5     Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6     Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which such distributions were made.

8.7     Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

8.8     Nontransferability of Restricted Stock. Except as otherwise determined by the Committee, during the applicable Period of Restriction, a Participant’s Restricted Stock and rights relating thereto shall be available during the Participant’s lifetime only to such Participant, and such Restricted Stock and related rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.

ARTICLE 9

RESTRICTED STOCK UNITS AND PERFORMANCE SHARES

9.1     Grant of Restricted Stock Units/Performance Shares. Subject to the terms and provisions of the Plan, Restricted Stock Units and Performance Shares may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

9.2     Award Agreement. Each grant of Restricted Stock Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Period(s) of Restriction and/or Performance Period(s) (as the case may be), the number of Restricted Stock Units or Performance Shares granted, and such other provisions as the Committee shall determine. The initial value of a Restricted Stock Unit or Performance Share shall be at least equal to the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

9.3 Form and Timing of Payment. Except as otherwise provided in Article 17 herein or a Participant’s Award Agreement, payment of Restricted Stock Units or Performance Shares shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction or Performance Period, as the case may be. The Committee, in its sole discretion, may pay earned Restricted Stock Units and Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units or Performance Shares shall be deferred, on a mandatory basis or at the election of the Participant.

9.4     Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units or Performance Shares granted hereunder; provided, however, that the Committee may deposit Shares potentially deliverable in connection with Restricted Stock Units or Performance Shares in a rabbi trust, in which case the Committee may provide for pass through voting rights with respect to such deposited Shares.

9.5     Dividend Equivalents. At the discretion of the Committee, an Award of Restricted Stock Units or Performance Shares may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

9.6     Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Restricted Stock Units or Performance Shares following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units or Performance Shares, and may reflect distinctions based on the reasons for termination of employment or service.

9.7     Nontransferability. Except as otherwise determined by the Committee, Restricted Stock Units and Performance Shares and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 10

PERFORMANCE UNITS

10.1   Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

10.2 Award Agreement. Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s), the performance goals and such other provisions as the Committee shall determine.

10.3   Value of Performance Units. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.

10.4   Form and Timing of Payment. Except as otherwise provided in Article 17 herein or a Participant’s Award Agreement, payment of earned Performance Units shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, on a mandatory basis or at the election of the Participant.

10.5   Dividend Equivalents. At the discretion of the Committee, an Award of Performance Units may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

10.6   Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Performance Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.

10.7   Nontransferability. Except as otherwise determined by the Committee, Performance Units and rights relating thereto may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 11

OTHER AWARDS

11.1   Grant of Other Awards. Subject to the terms and conditions of the Plan, Other Awards may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. Types of Other Awards that may be granted pursuant to this Article 11 include, without limitation, the payment of cash or Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

11.2   Payment of Other Awards. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

11.3   Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Awards, and may reflect distinctions based on the reasons for termination of employment or service.

11.4   Nontransferability. Except as otherwise determined by the Committee, Other Awards and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 12

REPLACEMENT AWARDS

Each Replacement Award shall have substantially the same terms and conditions (as determined by the Committee) as the award it replaces; provided, however, that the number of Shares subject to Replacement Awards, the Exercise Price, grant price or other price of Shares subject to Replacement Awards, any performance conditions relating to Shares underlying Replacement Awards, or the market price of Shares underlying Replacement Awards or per-Share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the Committee, in its sole discretion.

ARTICLE 13

PERFORMANCE MEASURES

The Committee may specify that the attainment of one or more of the performance measures set forth in this Article 13 shall determine the degree of granting, vesting and/or payout with respect to Awards (including any related dividends or Dividend Equivalents) that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measure(s): earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, earnings before interest, taxes, depreciation and/or amortization, core earnings, core earnings per share, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow (including operating cash flow and free cash flow), operating margin, share price, share price growth, total stockholder return, economic value added, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, market share, productivity measures, geographic business expansion goals, expense management, expense targets (including SG&A or other allocated or indirect costs), operating efficiency ratios (including days sales outstanding, accounts payable to sales, inventory turns, and working capital as a percentage of sale), customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries and/or other affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards (including any related dividends or Dividend Equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period, and the goals shall be established not later than ninety (90) days after the beginning of the Performance Period or, if less than (90) days, the number of days that is equal to twenty-five percent (25%) of the relevant Performance Period applicable to the Award. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).

ARTICLE 14

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 15

DEFERRALS

If permitted by the Committee, a Participant may defer receipt of amounts that would otherwise be provided to such Participant with respect to an Award, including Shares deliverable upon exercise of an Option or SAR or upon payout of any other Award. If permitted, such deferral (and the required deferral election) shall be made in accordance with, and shall be subject to, the terms and conditions of the applicable nonqualified deferred compensation plan, agreement or arrangement under which such deferral is made and such other terms and conditions as the Committee may prescribe.

ARTICLE 16

RIGHTS OF PARTICIPANTS

16.1   Continued Service. Nothing in the Plan shall:

(a)      interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or service at any time,

(b)      confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary, nor

(c)      confer on any Director any right to continue to serve on the Board of Directors of the Company or a Subsidiary.

16.2   Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

ARTICLE 17

CHANGE IN CONTROL

Except as otherwise provided in a Participant’s Award Agreement, upon the termination of a Participant’s employment for any reason other than Cause, Disability or death within 12 months following a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)      any and all outstanding Options and SARs granted hereunder shall become immediately exercisable; provided, however, that the Committee may instead provide that such Awards shall be automatically cashed out;

(b)      any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units and Other Awards shall lapse; and

(c)      any and all Performance Shares, Performance Units and other Awards (if performance-based) shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open Performance Periods.

ARTICLE 18

ADDITIONAL FORFEITURE PROVISIONS

The Committee may condition a Participant’s right to receive a grant of an Award, to vest in the Award, to exercise the Award, to retain cash, Shares, other Awards, or other property acquired in connection with the Award, or to retain the profit or gain realized by the Participant in connection with the Award, including cash or other proceeds received upon sale of Shares acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment with or service for the Company and/or a Subsidiary.

ARTICLE 19

AMENDMENT, MODIFICATION AND TERMINATION

19.1   Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval (a) in order for the Plan to continue to comply with Section 162(m) requirements, (b) pursuant to the requirements of any national securities exchange upon which any of the Company’s securities are listed for trading, or (c) pursuant to any rule promulgated by the United States Securities and Exchange Commission shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

19.2   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that (except as provided in Section 4.3 hereof) the Committee does not have the power to amend the terms of previously granted options to reduce the exercise price per share subject to such options, or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Company is not permitted to purchase for cash previously granted options with an exercise price that is greater than the Company’s trading price on the proposed date of purchase. With respect to any Awards intended to comply with the Performance-Based Exception, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

19.3   Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

19.4   Compliance with the Performance-Based Exception. If it is intended that an Award (and/or any dividends or Dividend Equivalents relating to such Award) comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards (and/or dividends or Dividend Equivalents) maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 19, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

ARTICLE 20

WITHHOLDING

20.1   Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

20.2   Use of Shares to Satisfy Withholding Obligation. With respect to withholding required upon the exercise of Options or SARs, upon the vesting or settlement of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may require or may permit Participants to elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction and, in any case in which it would not result in additional accounting expense to the Company, taxes in excess of the minimum statutory withholding amounts. Any such elections by a Participant shall be irrevocable, made in writing and signed by the Participant.

ARTICLE 21

INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of the State of incorporation of the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company’s best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 22

SUCCESSORS

All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company.

ARTICLE 23

LEGAL CONSTRUCTION

23.1   Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such act, code, section, rule or regulation, as may be amended from time to time, or to any successor act, code, section, rule or regulation.

23.2   Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.3   Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.4   Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws Nevada without giving effect to conflicts or choice of law principles.

23.5   Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including other incentive arrangements and awards that do or do not qualify under the Performance-Based Exception.

23.6   Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted under the Plan comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (collectively “Section 409A”). Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

ecoark

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ECOARK HOLDINGS, INC.

1. Election of Directors

Nominees:	**For**	**Abstain**
1a. Randy S. May	☐	☐
1b. John P. Cahill	☐	☐
1c. M. Susan Chambers	☐	☐
1d. Terence D. Matthews	☐	☐
1e. Peter Mehring	☐	☐
1f. Gary Metzger	☐	☐
1g. Steven K. Nelson	☐	☐
1h. Charles Ratcliff	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends that you vote "FOR" Item 2.	**For**	**Against**	**Abstain**
2. To approve the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan.	☐	☐	☐
The Board of Directors recommends that you vote "FOR" Item 3.			
3. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends that you vote for a frequency of "EVERY YEAR" with respect to Item 4.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To select in a non-binding advisory vote the frequency of future advisory votes to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted "FOR" each of the nominees listed in Item 1 and "FOR" Items 2, 3 and 5 and for a frequency of "EVERY YEAR" with respect to Item 4.** If any other matters properly come before the meeting or any adjournment of the meeting, the person(s) named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date